                              SPECTRANET INTERNATIONAL

                          COMMON STOCK PURCHASE AGREEMENT

                                 DECEMBER 30, 1997


                           9333 GENESEE AVENUE, SUITE 200
                            SAN DIEGO, CALIFORNIA 92121



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                                  TABLE  OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.  AUTHORIZATION AND SALE AND ISSUANCE OF SHARES AND WARRANTS . . . .2

A. AUTHORIZATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
B. SALE OF THE SERIES A SHARES AND ISSUANCE OF WARRANTS. . . . . . . . . . . .2
C. SALE OF SERIES B SHARES AND ISSUANCE OF WARRANTS PURSUANT TO OPTION.. . . .2

SECTION 2.  CLOSING DATE; DELIVERIES . . . . . . . . . . . . . . . . . . . . .3

A. INITIAL CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
B. OPTIONAL CLOSINGS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
C. DELIVERIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . .3

A. ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS.. . . . . .3
B. CORPORATE POWER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
C. SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
D. CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
E. AUTHORIZATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
F. FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
G. LIABILITIES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
H. MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
I. INTERESTED PARTY TRANSACTIONS.. . . . . . . . . . . . . . . . . . . . . . .6
J. CHANGES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
K. TAX MATTERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
L. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. . . . . . . . . . . . . . . . .8
M. COMPLIANCE WITH OTHER INSTRUMENTS.. . . . . . . . . . . . . . . . . . . . .9
N. LITIGATION, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
O. EMPLOYEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
P. PATENTS, TRADEMARKS, AND TRADE SECRETS. . . . . . . . . . . . . . . . . . 10
Q. REGISTRATION RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
R. GOVERNMENTAL CONSENT, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 11
S. OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
T. BROKERS OR FINDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
U. PERMITS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
V. ENVIRONMENTAL AND SAFETY LAWS.. . . . . . . . . . . . . . . . . . . . . . 11
W. MINUTE BOOKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
X. PROJECT STATUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Y. FULL DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . . 12

A. REQUISITE POWER AND AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . 12
B. ACCREDITED INVESTOR; EXPERIENCE.. . . . . . . . . . . . . . . . . . . . . 12
C. INVESTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
D. RULE 144. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
E. NO PUBLIC MARKET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
F.  ACCESS TO DATA.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
G. RESIDENCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 5.  CONDUCT AND AGREEMENTS PENDING CLOSING . . . . . . . . . . . . . 13

A. CONDUCT OF BUSINESS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
B. ACCESS, INFORMATION, DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . 14
C. COOPERATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14


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D. NO SOLICITATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
E. SHAREHOLDER APPROVALS AND OTHER CONSENTS. . . . . . . . . . . . . . . . . 14
F. PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
G. FINANCIAL ADVISOR AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . 15
H. BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
I. EMPLOYEE SEVERANCE PROGRAM. . . . . . . . . . . . . . . . . . . . . . . . 15
J. AMENDMENTS TO EMPLOYEE STOCK OPTIONS. . . . . . . . . . . . . . . . . . . 15

SECTION 6.  CONDITIONS TO CLOSING OF PURCHASERS. . . . . . . . . . . . . . . 15

A. REPRESENTATIONS AND WARRANTIES CORRECT. . . . . . . . . . . . . . . . . . 15
B. COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
C. BLUE SKY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
D. OPINIONS OF COMPANY'S COUNSELS. . . . . . . . . . . . . . . . . . . . . . 15
E. SHAREHOLDER APPROVALS; OTHER CONSENTS.. . . . . . . . . . . . . . . . . . 15
F. FILING OF RESTATED ARTICLES; ADOPTION OF RESTATED BYLAWS. . . . . . . . . 16
G. RESERVATION OF  SERIES B COMMON STOCK.. . . . . . . . . . . . . . . . . . 16
H. COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . 16
I. INVESTOR RIGHTS AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . 16
J. HART-SCOTT-RODINO FILING. . . . . . . . . . . . . . . . . . . . . . . . . 16
K. CONTEMPORANEOUS INVESTMENT BY SPECTRA 3 AND ENRON.. . . . . . . . . . . . 16
L. CORPORATE DOCUMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
M. BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
N. MANAGEMENT SERVICES AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . 16
O. BUSINESS OPPORTUNITY AGREEMENT. . . . . . . . . . . . . . . . . . . . . . 17
P. FINANCIAL ADVISOR AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . 17
Q. STURM WARRANT AMENDMENT.. . . . . . . . . . . . . . . . . . . . . . . . . 17
R. PAYMENT OF TRANSACTION FEES AND EXPENSES. . . . . . . . . . . . . . . . . 17
S. PROCEEDINGS AND DOCUMENTS.. . . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 7.  CONDITIONS TO CLOSING OF COMPANY . . . . . . . . . . . . . . . . 17

A. REPRESENTATIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
B. BLUE SKY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
C. LEGAL MATTERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
D. PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . 17
E. FILING OF RESTATED ARTICLES.. . . . . . . . . . . . . . . . . . . . . . . 17
F. INVESTOR RIGHTS AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . 18
G. SHAREHOLDER APPROVALS; OTHER CONSENTS.. . . . . . . . . . . . . . . . . . 18
H. HART-SCOTT-RODINO FILING. . . . . . . . . . . . . . . . . . . . . . . . . 18
I. CONTEMPORANEOUS INVESTMENT BY SPECTRA 3 AND ENRON.. . . . . . . . . . . . 18
J. STURM WARRANT AMENDMENT.. . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 8.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 18

A. INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
B. INDEMNIFICATION PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 19

A. GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
B. SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
C. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . 19
D. ENTIRE AGREEMENT; AMENDMENT.. . . . . . . . . . . . . . . . . . . . . . . 19
E. NOTICES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
F. DELAYS OR OMISSIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
G. EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
H. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
I. TITLES AND SUBTITLES. . . . . . . . . . . . . . . . . . . . . . . . . . . 20


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J. FINDERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
K. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
L. TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
M. ADDITIONAL FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                       EXHIBITS

Exhibit A                                                           Schedule of Purchasers
Exhibit B                                   Amended and Restated Articles of Incorporation
Exhibit C                                                                  Form of Warrant
Exhibit D                                                           Schedule of Exceptions
Exhibit E                                                      Amended and Restated Bylaws
Exhibit F                                   Amended and Restated Investor Rights Agreement
Exhibit G                                                        Securityholders Agreement
Exhibit H                                                   Business Opportunity Agreement
Exhibit I-1           Management Consulting Services Agreement - Corporate Managers L.L.C.
Exhibit I-2                               Management Consulting Services Agreement - Enron
Exhibit J                                                          Sturm Warrant Amendment
Exhibit K                                                Definition of Accredited Investor
Exhibit L                                                       Employee Severance Program
Exhibit M-1                                             Form of Opinion of Company Counsel
Exhibit M-2                                  Form of Opinion of Company Regulatory Counsel


                              SPECTRANET INTERNATIONAL

                          COMMON STOCK PURCHASE AGREEMENT


      This Common Stock Purchase Agreement (the "Agreement") is made as of December 30, 1997 among SpectraNet International, a California corporation (the "Company"), Colorado Spectra 3, L.L.C., a Colorado limited liability company ("Spectra 3"), Enron Capital & Trade Resources Corp., a Delaware corporation ("Enron"), and the holders of the Company's outstanding convertible notes listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Noteholders"). Spectra 3, Enron and each Noteholder is referred to herein as a "Purchaser" and collectively as the "Purchasers." Spectra 3, Colorado Spectra 1, L.L.C. ("Spectra 1") and Colorado Spectra 2, L.L.C. ("Spectra 2") are referred to herein as the "Sturm Entities."

                                      RECITALS

      WHEREAS, in connection with the transactions contemplated by this Agreement, the Company is seeking approval from its existing shareholders for the conversion of all shares of its existing preferred stock, no par value per share (the "Preferred Stock"), into shares of the Company's common stock, no par value per share (the "Common Stock"), and approval of an Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles"), to be filed following such conversion, which among other things would classify the Common Stock into two series -- "Series A Common Stock" and "Series B Common Stock" -- with all then outstanding shares of Common Stock to be classified as Series B Common Stock;

      WHEREAS, the Company has authorized the sale and issuance to the Purchasers following the foregoing shareholder approvals of an aggregate of Ten Million One Hundred Thirty Five Thousand One Hundred Sixty Four (10,135,164) shares of its Series A Common Stock (the "Series A Shares") and warrants to purchase Ten Million One Hundred Thirty Five Thousand One Hundred Sixty Four (10,135,164) shares of its Series B Common Stock (subject to adjustment), such warrants to be in substantially the form attached hereto as Exhibit C (the "Warrants");

      WHEREAS, the Company has authorized the sale and issuance to Enron of Five Million (5,000,000) Series A Shares and Warrants to purchase Five Million (5,000,000) Shares of its Series B Common Stock (subject to adjustment);

      WHEREAS, the Company has authorized the sale and issuance to Spectra 3 of Five Million (5,000,000) Series A Shares and Warrants to purchase Five Million (5,000,000) Shares of its Series B Common Stock (subject to adjustment);

      WHEREAS, pursuant to certain convertible note and warrant purchase agreements the Noteholders made loans to the Company in the amounts set forth on Exhibit A and were issued convertible notes (the "Notes") which in accordance with their terms automatically convert into Series A Shares and Warrants upon the closing of the sale and issuance to Enron and Spectra 3;

      WHEREAS, the Noteholders have agreed to convert all of the unpaid principal amount of the Notes into Series A Shares and Warrants and to become parties to this Agreement on the same terms and conditions as Spectra 3 and Enron;

      WHEREAS, the Purchasers desire to purchase the Series A Shares and the Warrants on the terms and conditions set forth herein;

      WHEREAS, the Company desires to issue and sell the Series A Shares and the Warrants to the Purchasers on the terms and conditions set forth herein; and

      WHEREAS, the Company has authorized the sale and issuance to Enron and Spectra 3 of an aggregate of up to Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (6,666,666) shares of its Series B Common Stock (the "Series B Shares") and Warrants to purchase an aggregate of up to Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (6,666,666) shares of its Series B Common Stock, upon the exercise by Enron and/or Spectra 3 of an option granted herein;

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                      SECTION 1.

                        AUTHORIZATION AND SALE AND ISSUANCE OF
                                 SHARES AND WARRANTS

       a.  AUTHORIZATION.   The Company has (i) authorized the sale and
issuance of the Series A Shares and Warrants upon the Initial Closing (as hereinafter defined) and (ii) authorized the sale and issuance, upon the exercise of the option granted herein, of the Series B Shares and Warrants at one or more Optional Closings (as hereinafter defined). The Series A Shares and the Series B Shares will have the rights and privileges set forth in the Restated Articles. The Series A Shares and Series B Shares, if any, are sometimes referred to herein as the "Shares."


       b.  SALE OF THE SERIES A SHARES AND ISSUANCE OF WARRANTS.   Subject to
the terms and conditions hereof, at the Initial Closing (as hereinafter defined) the Company (i) will severally issue and sell to each of the Purchasers and the Purchasers will severally buy from the Company the total number of Series A Shares specified opposite each Purchaser's name on Exhibit A, at a purchase price of $3.00 per share, and (ii) will severally issue to each Purchaser, for no additional consideration, warrants to purchase that number of shares of Series B Common Stock as set forth on Exhibit A beside such Purchaser's name. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Series A Shares and the issuance of the Warrants to each of the Purchasers are separate sales.


       c. SALE OF SERIES B SHARES AND ISSUANCE OF WARRANTS PURSUANT TO OPTION. Subject to the terms and conditions hereof, Spectra 3 and enron shall severally have the option, exercisable in their sole discretion, to purchase the Series B Shares and Warrants at one or more Optional Closings (as hereinafter defined). As between Spectra 3 and Enron, unless they otherwise agree, each will have the right to purchase up to Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (3,333,333) Series B Shares; provided, however, that to the extent Spectra 3 or Enron elects not to exercise such option (or elects to exercise such option with respect to fewer than all of the Series B Shares that it is entitled to purchase thereunder), the other such party shall have the right to purchase all or any portion of the number of Series B Shares allocated to but not purchased by such party. The option granted hereby shall be exercisable at any time following the Initial Closing and prior to the date that is 45 days after the Initial Closing by delivering written notice of such exercise to the Company, provided that such option may be exercised until the date that is 60 days after the initial Closing by a party that has elected to exercise its option with respect to the full number of Series B

Shares allocated to such party with respect to any Series B Shares allocated to but not purchased by the other party. To the extent such option is exercised by Spectra 3 and/or Enron pursuant to the foregoing provisions, the Company (i) will severally issue and sell to each party exercising such option and each party exercising such option will severally buy from the Company the total number of Series B Shares to which such option exercise relates, at a purchase price of $3.00 per share, and (ii) will severally issue to each party exercising such option, for no additional consideration, Warrants to purchase a number of shares of Series B Common stock equivalent to the number of Series B Shares so purchased.

                                      SECTION 2.

                               CLOSING DATE; DELIVERIES

       a.  INITIAL CLOSING.   The closing of the purchase and sale of the
Series A Shares and the issuance of the Warrants hereunder (the "Initial Closing") shall be held at the offices of Latham & Watkins, 701 B Street, Suite 2100, San Diego, California at 10:00 a.m., local time, on the second business day following the satisfaction or waiver of the conditions to the Closing set forth in Sections 6 and 7 hereof or at such other time and place upon which the Company, Spectra 3 and Enron shall agree.

       b. OPTIONAL CLOSINGS. The closing(s) of the purchase and sale of the Series B Shares and the issuance of the related Wsrrants hereunder (each such closing is referred to herein as an "Optional Closing" and all such closings as the "Optional Closings") shall take place at such time, date and place as are mutually agreed upon by the party or parties exercising the option contemplated by Section 1.c. above and the Company. The Initial Closing and such Optional Closing(s), if any, are sometimes referred to herein as the "Closings" and the dates of such Closings are sometimes referred to herein as the "Closing Dates" or "Closing Date," as applicable.

       c. DELIVERIES. At the applicable Closing, subject to the terms and conditions hereof, the Company will deliver to each purchaser certificates, registered in each Purchaser's name, representing the shares and the warrants to be purchased by such purchaser at such Closing, against payment of the Purchase price for such Shares, in the case of Spectra 3 and enron, by wire transfer to the account of the Company of immediately available funds per the Company's instructions, and in the case of each noteholder, by surrender and conversion of the unpaid principal amount of notes held by such Noteholder. The Company shall issue a check payable to each Noteholder in the amount of any unpaid interest accrued on the Notes held by such Noteholder as of the date of the Initial Closing. The Company and the Purchasers will deliver receipts with respect to the delivery of the purchase price and the certificates at the Closing.

                                      SECTION 3.

                            REPRESENTATIONS AND WARRANTIES
                                    OF THE COMPANY

      Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D with respect to the specific representation or warranty referenced therein, the Company hereby represents and warrants to the Purchasers as follows:

       a.  ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in Texas and each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the Company, its business or its properties). The Company has furnished Spectra 3 and Enron, and their respective counsel, with copies of its Amended and Restated Articles of Incorporation, as in effect as of the date hereof (the "Existing Charter"), the Restated Articles which have been approved by the Company's shareholders and will be filed with the Secretary of State of California and become effective prior to the Closing , its Bylaws as in effect as of the date hereof (the "Existing Bylaws") and the Amended and Restated Bylaws attached hereto as Exhibit E (the "Restated Bylaws") which have been approved by the Company's shareholders and will become effective prior to the Closing. Said copies are true, correct and complete and contain all amendments through the Closing Date.

       b.  CORPORATE POWER.   The Company has all requisite legal and corporate
power and authority (i) to execute and deliver this Agreement, the Warrants, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit F (the "Investor Rights Agreement"), the Securityholders Agreement in the form attached as Exhibit G (the "Securityholders Agreement"), the Business Opportunity Agreement in the form attached as Exhibit H (the "Business Opportunity Agreement"), the Management Consulting Services Agreements in the forms attached as Exhibits I-1 and I-2 (the "Management Services Agreements"), and the Amendment to Warrant Purchase/Right to Maintain Agreement (including the form of warrant attached thereto) in the form of Exhibit J (the "Sturm Warrant Amendment," and together with the Investor Rights Agreement, Securityholders Agreement, Business Opportunity Agreement and Management Services Agreements, the "Other Transaction Documents"), (ii) to sell and issue the Series A Shares and Warrants at the Initial Closing and Series B Shares and Warrants at the Optional Closing(s) and (iii) to carry out and perform its obligations under the terms of this Agreement, the Warrants, the Other Transaction Documents and the Restated Articles and Restated Bylaws.

       c.  SUBSIDIARIES.    Each of the Subsidiaries listed in the Schedule of
Exceptions (the "Subsidiaries") (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and (ii) has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. Except for the Subsidiaries, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, partnership or business entity, nor has the Company made any commitment or subscribed for the purchase of any such equity interest. All of the capital stock of each of the Subsidiaries is owned by the Company, free and clear of any liens or encumbrances except as described in the Schedule of Exceptions. There are no options, warrants or other rights outstanding to purchase or acquire, or any securities convertible into, nor has any Subsidiary agreed to issue or reissue, any of the authorized and unissued capital stock of any Subsidiary.

       d.  CAPITALIZATION.   The authorized capital stock of the Company, as of
the date of this Agreement under the Existing Charter, consists of (i) Fifteen Million (15,000,000) shares of Common Stock, of which Three Million Five Hundred Twenty Nine Thousand (3,529,000) shares are issued and outstanding at the date hereof; and (ii) Five Million One Hundred Sixty Thousand Three Hundred Thirty Five (5,160,335) shares of Preferred Stock, of which (A) One Hundred Thirty Four Thousand Two Hundred (134,200) shares are designated Series A Preferred Stock, One Hundred Eighteen Thousand Six Hundred Sixty Seven (118,667) of which are issued and outstanding, (B) Two Million Four Hundred Twenty Six Thousand One Hundred Thirty Five (2,426,135) shares are designated Series B Preferred Stock, Two Million Sixteen Thousand Six Hundred Thirty Eight (2,016,638) of which are issued and outstanding, and (C) Two Million Six Hundred Thousand (2,600,000) shares are designated Series C Preferred Stock, all of which are issued and outstanding. The authorized capital stock of the Company, immediately following the Initial Closing under the Restated Articles, will consist of (i) One Hundred Million (100,000,000) shares of Common Stock, of which (A) Ten Million One Hundred Thirty-Five Thousand One Hundred Sixty Four (10,135,164) shares have been designated as Series A Common Stock, all of which will be issued and outstanding, and (B) Eighty Nine Million Eight Hundred Sixty Four Thousand Eight Hundred Thirty Six (89,864,836) shares have been designated as Series B Common Stock, Nine Million One Hundred Seventy Eight Thousand Six Hundred Twenty Five (9,178,625) shares of which will be issued and outstanding, and (ii) Ten Million (10,000,000) shares of Preferred Stock, none of which will be issued or outstanding. The Schedule of Exceptions includes a schedule of the Company's equity capitalization both before and after the issuance of the Series A Shares and Warrants to the Purchasers hereunder, including all anti-dilution adjustments resulting therefrom, and the other transactions contemplated hereby. All issued and outstanding shares of the Company's Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The Company has reserved (i) Ten Million One Hundred Thirty Five Thousand One Hundred Sixty Four (10,135,164) shares of Series B Common Stock for issuance upon conversion of the Series A Shares pursuant to the Restated Articles, (ii) Ten Million One Hundred Thirty Five Thousand One Hundred Sixty Four (10,135,164) shares of Series B Common Stock for issuance upon exercise of the Warrants to be issued to the Purchasers at the Initial Closing,
(iii) Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (6,666,666) shares of Series B Common Stock for issuance upon the exercise of the option contemplated by Section 1.c. above, (iv) Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (6,666,666) shares of Series B Common Stock for issuance upon exercise of Warrants which may be issued pursuant to the option contemplated by Section 1.c. above and (v) 6,398,253 shares of Series B Common Stock for issuance upon exercise of other outstanding options and warrants or pursuant to options which may be granted under the Company's stock option plans. The Series A Shares shall have the rights and privileges set forth in the Restated Articles. Except as described in the Schedule of Exceptions, there are no options, warrants or other rights outstanding to purchase or acquire, or any securities convertible into, nor has the Company agreed to issue or reissue, other than pursuant to this Agreement, any of the Company's authorized and unissued capital stock. Except as provided in the Restated Articles or the Securityholders Agreement, there are no agreements or understandings that affect or relate to the voting or giving of written consent in lieu of meeting with respect to any of the Company's outstanding securities. Except as provided in the Investor Rights Agreement or as described in the Schedule of Exceptions, there are no preemptive rights with respect to the issuance or sale of the Company's capital stock. Except as described in the Schedule of Exceptions, there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws, this Agreement or the Other Transaction Documents.

       e.  AUTHORIZATION.   All corporate action on the part of the Company,
its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrants and the Other Transaction Documents, the authorization, sale, issuance and delivery of the Series A Shares and Warrants and Series B Shares and Warrants (and the Series B Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Warrants), and the performance of all of the Company's obligations hereunder and thereunder has been taken, including, without limitation, the approval by the requisite vote of the Company's shareholders of each of the proposals submitted for shareholder approval in the Information Statement dated December 17, 1997 and the approval of the amendment and restatement of the Investor Rights Agreement by the requisite consent of the parties thereto. This Agreement constitutes and the Other Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The Series A Shares, the Series B Shares, the shares of Series B Common Stock issuable upon the conversion of the Series A Shares and the shares of Series B Common Stock issuable upon exercise of the Warrants, when issued in compliance with the provisions of this Agreement, the Restated Articles (with respect to the Series B Common Stock issuable upon conversion of the Series A Shares), and the Warrants (with respect to the Series B Common Stock issuable upon exercise of the Warrants), will be validly issued, will be fully paid and nonassessable, will have the rights and privileges described in the Restated Articles and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company. The Warrants, when issued in compliance with the provisions of this Agreement, will have the rights and privileges described in the Warrants, and will be free of any liens or encumbrances, other than liens or encumbrances created by or imposed upon the holders through no action of the Company. The sale of the Series A Shares and Series B Shares, the issuance of the Warrants, and the issuance of shares of Series B Common Stock upon conversion of the Series A Shares and upon exercise of the Warrants are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

       f.  FINANCIAL STATEMENTS.   The Company has delivered to each Purchaser
the Company's unaudited consolidated balance sheet as at September 30, 1997 (the "Statement Date") and unaudited consolidated statements of income and cash flows for the twelve-month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company and its Subsidiaries as of the Statement Date and operating results of the Company and its Subsidiaries for the periods indicated; provided, however, that the Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain the footnotes required under generally accepted accounting principles.

       g.  LIABILITIES.   Except as disclosed in the Schedule of Exceptions,
neither the Company nor any of its Subsidiaries has any material liability or obligation, absolute or contingent, that is not reflected in the Financial Statements, other than obligations and liabilities incurred after the Statement Date in the ordinary course of business which taken individually or in the aggregate would not have a material adverse effect on the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole.

       h.  MATERIAL CONTRACTS.   All contracts, agreements, leases or other
commitments, written or oral, absolute or contingent, to which the Company or any of its Subsidiaries is a party are listed in the Schedule of Exceptions other than (i) contracts for the purchase of supplies or services entered into in the ordinary and usual course of business, involving the expenditure of no more than $25,000 and extending for no more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business involving no more than $25,000; and (iii) contracts terminable by the Company or such Subsidiary on no more than thirty (30) days' written notice without cost or liability to the Company.

       i.  INTERESTED PARTY TRANSACTIONS.   Except as described in the Schedule
of Exceptions, no employee, shareholder, officer or director of the Company is indebted (or committed to make loans or extend or guarantee credit) to the Company or any of its Subsidiaries nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as described in the Schedule of Exceptions, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Except as contemplated or otherwise disclosed by this Agreement or in the Schedule of Exceptions, no shareholder, officer, director or employee of the Company or any of its Subsidiaries, nor any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is now a party to any transaction with the Company or any of its Subsidiaries, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

       j.  CHANGES.   Since the Statement Date, there has not been:

            (1)     Any change in the assets, liabilities, condition
(financial or otherwise), operating results, business or prospects of the Company or any of its Subsidiaries from that reflected in the Financial Statements, EXCEPT changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole;

            (2) Any material change in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (3) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole;

            (4) Any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

            (5) Any direct or indirect loans made by the Company or any of its Subsidiaries to any shareholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

            (6) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company or any of its Subsidiaries;

            (7) Any declaration or payment of any dividend or other distribution of the assets of the Company;

            (8)     Any labor organization activity;

            (9) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, other than current liabilities incurred in the ordinary course of business and reflected in the Schedule of Exceptions;

            (10) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (11) Any change in any agreement to which the Company or any of its Subsidiaries is a party or by which it is bound which materially and adversely affects the assets, liabilities, condition

(financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole;

            (12) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole;

            (13) Any resignation or termination of employment or, to the Company's best knowledge, any impending resignation or termination of employment of any officer or key employee of the Company or any of its Subsidiaries;

            (14) Receipt of any notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its Subsidiaries;

            (15) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (16) Any direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock; or

            (17) Any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 3.j.

       k.  TAX MATTERS.    The Company and each of its Subsidiaries has filed
all necessary federal and state property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles; and there is no tax deficiency which has been, or to the best knowledge of the Company might be, asserted against the Company or any of its Subsidiaries which would materially affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole. The provision for taxes of the Company and its Subsidiaries as shown in the Financial Statements is adequate for taxes due or accrued as of the Statement Date thereof. The Company has not made any elections pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), other than elections that relate solely to methods of accounting, depreciation or amortization, that would have a material effect on the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole. Since the Statement Date, the Company and its Subsidiaries has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company and its Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company is not a real property holding company within the meaning of Section 897 of the Code. To the best of the Company's knowledge, the Company is a "qualified small business" within the meaning of Section 1202(d) of the Code.

       l.  TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.   Set forth in the
Schedule of Exceptions is a list which includes all material assets and properties of the Company and its Subsidiaries as of September 30, 1997. The Company and each of its Subsidiaries have good title to all of their respective properties and assets, both real and personal, tangible and intangible, reflected on the balance sheets included in the Financial Statements or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest, encumbrance or charge other than (i) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, and (iii) liens securing obligations reflected in the Financial Statements. With respect to properties or assets it leases or holds pursuant to a license, the Company and each of its Subsidiaries are in compliance with such leases and licenses (except for such defaults or breaches that would not have a material adverse affect on the Company and its Subsidiaries, taken as a whole) and holds valid leasehold interests or licenses free of any liens, claims or encumbrances except for those described in subsections (i) through (iii) hereof. All properties and assets owned, leased or licensed by the Company or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are used.

       m.  COMPLIANCE WITH OTHER INSTRUMENTS.   Neither the Company nor any of
its Subsidiaries is in violation or default of (i) any term of its articles of incorporation or bylaws, (ii) any term or provision of any mortgage, indenture, contract, agreement, instrument, or contract to which it is a party or by which it is bound or (iii) any order, judgment, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except for such violations or defaults that, either individually or in the aggregate, would not materially adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole. The execution, delivery and performance of and compliance with this Agreement and the Other Transaction Documents, the issuance of the Shares and Warrants pursuant hereto, and the issuance of the Series B Common Stock upon conversion of the Series A Shares and upon exercise of the Warrants
(i) will not with or without the passage of time or giving of notice, result in any violation of, or conflict with, or constitute a default under, (A) the articles of incorporation or bylaws of the Company or any of its Subsidiaries or
(B) any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which the Company is a party or by which it is bound, or (ii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, except in the case of (i)(B) and (ii) above, for such violations, conflicts, defaults, liens, encumbrances and charges that would not, either individually or in the aggregate, materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole.

       n.  LITIGATION, ETC.   There are no actions, suits, proceedings or
investigations pending or, to the Company's best knowledge, currently threatened against the Company or any of its Subsidiaries (i) that question the validity of this Agreement, the Warrants or any Other Transaction Agreement, or the right of the Company to enter into any such agreement, or to consummate the transactions contemplated hereby or thereby, or (ii) which might result, individually or in the aggregate, in any material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company and its Subsidiaries, taken as a whole, or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the employees of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

       o.  EMPLOYEES.   Neither the Company nor any of its Subsidiaries has any
collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's best knowledge, threatened with respect to the Company or any of its Subsidiaries. No employee has any agreement or contract, written or oral, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business presently conducted or presently proposed to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge, the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the contracts of the Company and its Subsidiaries with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or such Subsidiary. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees. Each employee and contractor of the Company or any of its Subsidiaries who has access to confidential or proprietary information has executed an Employee Confidentiality and Invention Agreement. Neither the Company nor any of its Subsidiaries has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974. The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

       p.  PATENTS, TRADEMARKS, AND TRADE SECRETS.    To the Company's best
knowledge, it and its Subsidiaries own or has sufficient legal rights to all patents, patent rights, licenses, trade secrets, trademarks, service marks, trademark rights, trade names or trade name rights, copyrights, inventions and intellectual property rights necessary for their business as now operated and as proposed to be operated without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as presently conducted or as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of the employees of the Company and its Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company and its Subsidiaries, nor the conduct of the Company's business as proposed, will, to the Company's best knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment, except for inventions, trade secrets or proprietary information that have been assigned to the Company. The Schedule of Exceptions lists all patents and registered trademarks of the Company and its Subsidiaries. The Company has paid all maintenance fees and made all required filings with respect to such patents and registered trademarks.

       q.  REGISTRATION RIGHTS.   Except as provided for by the Investor Rights
Agreement or described in the Schedule of Exceptions, the Company is not under any contractual obligation to register the offer or sale of any of its presently outstanding securities or any of its securities which may hereafter be issued under the Securities Act or applicable state securities laws.

       r.  GOVERNMENTAL CONSENT, ETC.   No consent, approval or authorization
of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with (i) the valid execution and delivery of this Agreement, the Warrants or the Other Transaction Documents,
(ii) the offer, sale or issuance of the Shares or the Warrants, and the issuance of the Series B Common Stock upon conversion of the Series A Shares and upon exercise of the Warrants or (iii) the consummation of any other transaction contemplated hereby, except (a) the filing of the Restated Articles in the office of the California Secretary of State, and (b) the filing of a Notice on Form D with the Securities Exchange Commission and applicable state securities authorities that have been made or will be made in a timely manner following the applicable Closing.

       s.  OFFERING.   Assuming the accuracy of the representations and
warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Warrants and the issuance of the Series B Common Stock upon conversion of the Series A Shares and upon exercise of the Warrants will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

       t.  BROKERS OR FINDERS.    Except as described in the Schedule of
Exceptions, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement.

       u.  PERMITS.    The Company and its Subsidiaries have all permits,
licenses, orders and approvals, certificates of public convenience and necessity, and tariffs of any federal, state, local or foreign governmental or regulatory body, including, without limitation, under the rules of the Federal Communication Commission and the California Public Utility Commission (collectively, the "Permits") that are material to or necessary in the conduct of their business as now conducted; all such Permits are in full force and effect; no violations have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permits. The Schedule of Exceptions contains a true, accurate and complete list of all of the Permits.

       v.  ENVIRONMENTAL AND SAFETY LAWS.   To the best of the Company's
knowledge, neither the Company nor any of the Company's Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and its

Subsidiaries, taken as a whole. To the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

       w.  MINUTE BOOKS.   The minute books of the Company and its Subsidiaries
have been made available for inspection to Spectra 3 and Enron, and the respective counsel of each, and contain a summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

       x.  PROJECT STATUS.   The Schedule of Exceptions contains a fair and
accurate description of the status of the Company's negotiations and/or other arrangements with The Irvine Company and the cities of Orange and Santa Ana, California as of the date of this Agreement.

       y.  FULL DISCLOSURE.   This Agreement, the Warrants, the Exhibits
hereto, the Other Transaction Documents, and all other documents delivered by the Company to Spectra 3 and Enron or their counsel or agents in connection therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of material fact nor, to the Company's best knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                      SECTION 4.

                          REPRESENTATIONS AND WARRANTIES OF
                                    THE PURCHASERS

      Each Purchaser hereby severally represents and warrants to the Company as follows:

       a.  REQUISITE POWER AND AUTHORITY.   Such Purchaser has all requisite
corporate, partnership or limited liability company (as applicable) power and authority to execute and deliver this Agreement and the Other Transaction Documents to which it is a party and to carry out the provisions hereof and thereof. All action on such Purchaser's part required for the lawful execution and delivery of this Agreement and the Other Transaction Documents to which it is a party have been taken. Upon their execution and delivery, this Agreement and the Other Transaction Documents to which it is a party will be valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

       b.  ACCREDITED INVESTOR; EXPERIENCE.   Such Purchaser is an "accredited
investor" as defined in Rule 501(a) under the Securities Act (as set forth on Exhibit K). Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares or Warrants are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition of such Shares and Warrants. Such Purchaser understands that the Company has no present intention of registering the Shares or the Warrants. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or Warrants under the circumstances, in the amounts or at the times such Purchaser might propose.

       c.  INVESTMENT.   Such Purchaser is acquiring the Shares and Warrants
for such Purchaser's own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares and Warrants to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

       d.  RULE 144.   Such Purchaser acknowledges that the Shares and Warrants
must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Purchaser has been advised and is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as otherwise provided in Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

       e.  NO PUBLIC MARKET.   Such Purchaser understands that no public market
now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

       f.  ACCESS TO DATA.    Such Purchaser has received and read the
Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with its management. Such Purchaser has also had an opportunity to ask questions of and receive answers from officers of the Company regarding the terms and conditions of this investment, which questions were answered to such Purchaser's satisfaction.

       g.  RESIDENCE.   The office of such Purchaser in which its respective
investment decision was made is located at the address of such Purchaser as set forth on the signature page hereto.

                                      SECTION 5.

                        CONDUCT AND AGREEMENTS PENDING CLOSING

       a. CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, the Company will (i) carry on its business only in the ordinary course in substantially the same manner as heretofore; (ii) maintain and keep its properties and equipment in good repair, working order and condition, except for ordinary wear and tear; (iii) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligations under all contracts and commitments applicable to its business or properties; (v) use its best efforts to maintain and preserve its business organization intact; (vi) maintain its books of account and records in the usual and regular manner; (vii) comply in all material respects with all laws and regulations applicable to it and to the conduct of its business; (viii) not amend its Existing Charter or Existing Bylaws; (ix) not enter into or assume any contract, agreement or commitment outside the ordinary course of business; (x) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business of any corporation, partnership, association or other business organization or division thereof; and
(xi) promptly advise the Purchasers in writing of any materially adverse change in its business, prospects or financial condition.

       b.  ACCESS, INFORMATION, DOCUMENTS.   The Company will (i) give to the
Purchasers and their counsel and other representatives full and free access at all reasonable times to all of its properties, books, contracts, commitments and records and (ii) furnish to the Purchasers all such other information with respect to its properties, business and affairs as the Purchasers from time to time may reasonably request. The Purchasers shall treat such information as confidential, and if this Agreement is terminated prior to the Closing, all such information in documentary form shall be returned upon request.

       c.  COOPERATION.   The Company and the Purchasers shall cooperate and
use their commercially reasonable efforts with respect to all steps required to effect the transactions contemplated by the Agreement, including promptly furnishing the information required in connection with (i) the preparation of all necessary documents, (ii) the preparation of all filings and obtaining all approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) all other consents and approvals which are required in order to consummate the transactions.

       d.  NO SOLICITATION.   Prior to the Closing (or the earlier termination
of this Agreement in accordance with its terms), neither the Company nor any of its affiliates, directors, officers, employees, representatives or agents, shall, directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to any fiduciary obligations under applicable law after taking into account the advice of counsel with respect thereto, participate in any negotiation or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group, other than the Purchasers and their representatives, agents and affiliates, concerning any sale of shares of capital stock or other equity securities, debt financing or similar transaction involving the Company or any subsidiary that would provide funding for the Company in lieu of, or that would adversely affect, the transactions contemplated by this Agreement (all such transactions being referred to herein as "Alternative Transactions"). The Company shall immediately notify Spectra 3 and Enron if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Alternative Transaction, and shall, in any such notice to Spectra 3 and Enron, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts. This Section 5.d. shall not, however, prohibit the Company from pursuing high-yield debt financing as previously discussed with Spectra 3 and Enron.

       e. SHAREHOLDER APPROVALS AND OTHER CONSENTS. The Company shall use all commercially reasonable efforts to obtain all consents, permits and waivers necessary or appropriate in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the consent of Foothill Capital Corporation to the transactions contemplated hereby and (i) the conversion of all outstanding shares of the Company's Preferred Stock into Common Stock, (ii) approval of the Restated Articles, including classification of all outstanding Common Stock as "Series B Common Stock," (iii) approval of the Restated Bylaws, (iv) approval of the terms of the transactions contemplated by this Agreement, including the Business Opportunity Agreement, and (v) approval of the Investor Rights Agreement and related consents (all such required approvals being the "Shareholder Approvals").

       f.  PUBLIC ANNOUNCEMENTS.   The Company, Spectra 3 and Enron shall
consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior written consent of the others, except as required by law.

       g.  FINANCIAL ADVISOR AGREEMENTS.   The Company, the Sturm Entities and
Enron shall consult with each other and use their reasonable best efforts to amend or terminate the Company's existing agreements with J.P. Morgan, ING Capital and Fredericks & Shields to the reasonable satisfaction of Spectra 3 and Enron, including, without limitation, reaching agreements with respect to the fees payable by the Company to such entities in connection with the sale of Shares and Warrants to the Purchasers under this Agreement.

       h.  BOARD OF DIRECTORS.   The Company shall take all such action as is
necessary to cause (i) three designees of the Sturm Entities, (ii) two designees of Enron, (iii) Robert E. Randall, as a management representative, and (iv) John
C. Stiska, to be elected to serve as directors of the Company immediately following the Closing. The Sturm Entities and Enron shall notify the Company of the names of its designees no later than two business days prior to the Closing.

       i.  EMPLOYEE SEVERANCE PROGRAM.   The Company shall take all action
necessary to approve the employee severance program set forth on Exhibit L hereto.

       j.  AMENDMENTS TO EMPLOYEE STOCK OPTIONS.   The Company shall take all
action necessary to approve amendments to all outstanding Company employee stock options to provide that in the event that the Company terminates the employment of an employee without "cause" within six (6) months following the Closing all options held by such employee would become immediately vested and exercisable. For this purpose, "cause" shall exist in any of the following circumstances:
(i) the employee's conviction of a felony or conduct involving dishonesty, fraud or breach of trust, (ii) the employee's willful misconduct or gross negligence in the performance of his duties to the Company, or (iii) the employee's willful and substantiated nonperformance of his assigned duties, which continues for more than ten (10) days after written notice from the Company and an opportunity to cure.

                                      SECTION 6.

                         CONDITIONS TO CLOSING OF PURCHASERS

      The obligation of each Purchaser to purchase the Shares and the Warrants at the applicable Closing is, at the option of such Purchaser, subject to the fulfillment of the following conditions:

       a.  REPRESENTATIONS AND WARRANTIES CORRECT.   The representations and
warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

       b.  COVENANTS.    All covenants, agreements and conditions contained in
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

       c.  BLUE SKY.    The Company shall have obtained all necessary blue sky
law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrants to the Purchasers.

       d.  OPINIONS OF COMPANY'S COUNSELS.   The Purchasers shall have received
from the Company's counsel an opinion addressed to them, dated the Closing Date, substantially in the form of

Exhibit M-1 hereto. The Purchasers shall also have received from the Company's regulatory counsel an opinion addressed to them, dated the Closing Date, substantially in the form of Exhibit M-2 hereto.

       e.  SHAREHOLDER APPROVALS; OTHER CONSENTS.   The Company shall have
obtained the Shareholder Approvals and any and all other consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing), and shall have provided Spectra 3 and Enron with all documentation thereof as they may reasonably request.

       f.  FILING OF RESTATED ARTICLES; ADOPTION OF RESTATED BYLAWS.    The
Restated Articles shall have been filed with the Secretary of State of California and shall be in full force and effect. The Restated Bylaws shall have been adopted and shall be in full force and effect.

       g.  RESERVATION OF SERIES B COMMON STOCK.   The shares of Series B
Common Stock issuable upon exercise of the Warrants and conversion of the Series A Shares shall have been duly authorized and reserved for issuance upon exercise.

       h.  COMPLIANCE CERTIFICATE.   The Company shall have delivered to the
Purchasers a compliance certificate, executed by such officers of the Company as the Purchasers shall request and dated as of the date of the Closing, to the effect that the conditions specified in the subsections of this Section 6 have been satisfied.

       i.  INVESTOR RIGHTS AGREEMENT.   The Investor Rights Agreement,
substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

       j.  HART-SCOTT-RODINO FILING.   The applicable waiting period, including
any extension thereof, under the Hart-Scott-Rodino Act shall have expired or the parties shall have been granted early termination with respect thereto.

       In addition, the respective obligations of each of Spectra 3 and Enron to purchase the shares and warrants at the applicable Closing is, at the option of each, subject to the fulfillment of the following additional conditions:

       k.  CONTEMPORANEOUS INVESTMENT BY SPECTRA 3 AND ENRON.   The purchase of
Series A Shares and Warrants by Spectra 3 and Enron at the Initial Closing pursuant to this Agreement shall close contemporaneously with each other.

       l.  CORPORATE DOCUMENTS.   The Company shall have delivered to Spectra 3
and Enron or their respective counsel copies of all corporate documents of the Company as they shall reasonably request.

       m.  BOARD OF DIRECTORS.    The Company and its  Board of Directors
shall have taken all necessary steps such that the Board of Directors immediately upon Closing shall be comprised as set forth in Section 5.h. hereof.

       n.  MANAGEMENT SERVICES AGREEMENTS.   The Company, Corporate Managers,
L.L.C. and Enron shall have executed the Management Services Agreements substantially in the forms of Exhibits I-1 and I-2, hereto, respectively, pursuant to which Corporate Managers, L.L.C. and Enron will provide management services to the Company for three years following the Closing for an annual management fee of $500,000 each, plus out-of-pocket expenses.

       o.  BUSINESS OPPORTUNITY AGREEMENT.   The Company, the Sturm Entities
and Enron shall have executed the Business Opportunity Agreement substantially in the form of Exhibit H hereto.

       p.  FINANCIAL ADVISOR AGREEMENTS.   The Company shall have amended or
terminated the agreements with J.P. Morgan, ING Capital and Fredericks & Shields as provided in Section 5.g. hereof.

       q.  STURM WARRANT AMENDMENT.   The Company shall have executed the Sturm
Warrant Amendment substantially in the form of Exhibit J hereto.

       r.  PAYMENT OF TRANSACTION FEES AND EXPENSES.   The Company shall have
paid to each of Spectra 3 and Enron, or such of their affiliates as they may designate, a transaction fee of six percent (6%) of the gross amount of the purchase price paid by such party at the applicable Closing. The transaction fee payable at the Initial Closing shall consist of $900,000 payable to Spectra 3 or its designated affiliate(s) and $900,000 payable to Enron or its designated affiliate(s).

       s.  PROCEEDINGS AND DOCUMENTS.   All corporate and other proceedings in
connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Spectra 3 and Enron and the respective counsel of each, and Spectra 3 and Enron and the respective counsel of each shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                      SECTION 7.

                           CONDITIONS TO CLOSING OF COMPANY

       The Company's obligation to sell and issue the Shares and the Warrants at the applicable Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

       a.  REPRESENTATIONS.   The representations and warranties made by the
Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

       b.  BLUE SKY.   The Company shall have obtained all necessary blue sky
law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrants at such Closing.

       c.  LEGAL MATTERS.   All material matters of a legal nature which
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

       d.  PERFORMANCE OF OBLIGATIONS.   Each Purchaser shall have performed
and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

       e.  FILING OF RESTATED ARTICLES.   The Restated Articles shall have been
filed with the Secretary of State of California and shall be in full force and effect.

       f.  INVESTOR RIGHTS AGREEMENT.    The Investor Rights Agreement
substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the purchasers.

       g.  SHAREHOLDER APPROVALS; OTHER CONSENTS.    The Company shall have
obtained the Shareholder Approvals. In addition, the Company shall have obtained any and all other consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

       h.  HART-SCOTT-RODINO FILING.   The applicable waiting period, including
any extension thereof, under the Hart-Scott-Rodino Act shall have expired or the parties shall have been granted early termination with respect thereto.

       i.  CONTEMPORANEOUS INVESTMENT BY SPECTRA 3 AND ENRON.   The purchase of
Series A Shares and Warrants by Spectra 3 and Enron at the Initial Closing pursuant to this Agreement shall close contemporaneously with each other.

       j.  STURM WARRANT AMENDMENT.   Spectra 1 and Spectra 2 shall have
executed the Sturm Warrant Amendment substantially in the form of Exhibit J hereto.

                                      SECTION 8.

                                   INDEMNIFICATION

       a.  INDEMNIFICATION.   The Company agrees to indemnify, defend and hold
harmless each Purchaser, and its officers, directors, managers, members, shareholders, agents, employees, attorneys, affiliates, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages (including any diminution in value of any equity held in the Company by Purchaser), judgments, amounts paid in settlement, costs and legal, accounting or other expenses (collectively, "Losses") that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Company contained in this Agreement.

       b.  INDEMNIFICATION PROCEDURES.

           (i) Promptly after receipt by a party entitled to indemnification hereunder (an "Indemnified Party") of notice of any claim or of the commencement of any action, investigation, suit or proceeding ("Proceeding") with respect to which such party may make a claim for indemnification hereunder, the Indemnified Party will notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of such claim or Proceeding, and the Indemnifying Party may in his or its discretion assume the defense of such claim or Proceeding, in which case he or it shall employ counsel reasonably satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, an Indemnified Party will be entitled to employ counsel separate from counsel to the Indemnifying Party and to participate in the defense of such claim or Proceeding at the Indemnified Party's expense. No settlement or compromise of any claim or Proceeding shall give rise to liability of the Indemnifying Party unless such party shall have been notified of any proposed settlement or compromise and shall have consented thereto. The Indemnifying Party shall obtain the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim or Proceeding.

           (ii) In the event that any Indemnified Party suffers a Loss or otherwise becomes entitled to indemnification hereunder from an Indemnifying Party in a situation that does not involve a Proceeding being instituted by a third party, the Indemnified Party shall send notice as it would pursuant to
Section 8.b.(i) in order to provide reasonable notice to the Indemnifying Party as to the nature and extent of the Loss.

           (iii) Any notice of a claim or Proceeding or a claim for indemnity provided for herein shall be in writing and shall specify, to the extent known by the Indemnified Party, the nature and extent of the claim or Proceeding and the amount being asserted as damages or Losses, as the case may be. Notwithstanding the foregoing, the failure to so provide notice on a timely and adequate basis shall not relieve the Indemnifying Party of its obligations to indemnify hereunder except to the extent that such Indemnifying Party can establish prejudice to it by the lack of timely or adequate notice.

                                      SECTION 9.

                                    MISCELLANEOUS

       a.  GOVERNING LAW.   This Agreement shall be governed in all respects by
the internal laws of the State of California.

       b.  SURVIVAL.   The representations, warranties, covenants and
agreements made herein shall survive, and shall in no way be affected by, any investigation made by any Purchaser of the subject matter thereof and the closing of the transactions contemplated hereby.

       c.  SUCCESSORS AND ASSIGNS.    Except as otherwise provided herein, the
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of a Purchaser to purchase the Series A Shares and the Warrants shall not be assignable without the consent of the Company and provided further that the Company may not assign its rights hereunder.

       d.  ENTIRE AGREEMENT; AMENDMENT.   This Agreement, the Exhibits and
Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Without limiting the generality of the foregoing, this Agreement supersedes the letter of understanding dated November 25, 1997 among the Company, Spectra 1 and Spectra 2 and Enron, which shall be of no further force or effect. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

       e.  NOTICES, ETC.   All notices and other communications required or
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address as set forth on the signature page herein, or at such other address as the Purchaser shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its address as set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by messenger, or, if sent by mail, at the earlier of its receipt or seventy two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

       f.  DELAYS OR OMISSIONS.    Except as expressly provided herein, no
delay or omission to exercise any right, power or remedy accruing to the Purchasers upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Purchasers nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Purchasers of any breach or default under this Agreement, or any waiver on the part of the Purchasers of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

       g.  EXPENSES.    The Company shall bear its own expenses incurred with
respect to this Agreement and the transactions contemplated hereby. In addition, the Company shall reimburse all reasonable costs and expenses of the Sturm Entities and Enron incurred from September 10, 1997 through January 15, 1998 with respect to this Agreement and the transactions contemplated hereby (including, without limitation, (a) (i) legal fees and customary reimbursable expenses of Enron's and the Sturm Entities' outside legal counsel and (ii) all out-of-pocket fees, taxes (except income taxes), assessments, duties and other expenses in connection with the due diligence review and assessment, negotiation, preparation and review, execution, delivery, performance, collection and enforcement of this Agreement) up to a maximum of One Hundred Thousand Dollars ($100,000.00) for the Sturm Entities and Enron in the aggregate, of which up to Fifty Thousand Dollars ($50,000.00) shall be reimbursed to the Sturm Entities and up to Fifty Thousand Dollars ($50,000.00) shall be reimbursed to Enron, unless the Sturm Entities and Enron agree to a different allocation of such expense limits, plus (b) all required filing fees under the Hart-Scott-Rodino Act.

       h.  SEVERABILITY.   In the event that any provision of this Agreement
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

       i.  TITLES AND SUBTITLES.   The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       j.  FINDERS.

           (1) The Company represents and warrants to the Purchasers that, except as set forth in the Schedule of Exceptions, no person is entitled, directly or indirectly, to compensation from the Company by reason of any contract or understanding or contact with the Company as a finder or broker in connection with the sale and purchase of the Series A Shares or Warrants contemplated by this Agreement. The Company agrees to indemnify and hold each Purchaser harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by the

Company with any such broker or finder in connection with the sale and purchase of the Series A Shares or Warrants contemplated by this Agreement.

           (2) Each Purchaser severally represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation from such Purchaser by reason of any contract or understanding or contact with such Purchaser as a finder or broker in connection with the sale and purchase of the Series A Shares or Warrants contemplated by this Agreement. Each Purchaser severally agrees to indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by such Purchaser with any such broker or finder in connection with the sale and purchase of the Series A Shares or Warrants contemplated by this Agreement.

       k.  COUNTERPARTS.    This Agreement may be executed in any number of
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

       l.  TERMINATION.   This Agreement may be terminated (i) at any time by
the mutual written consent of the Company, the Sturm Entities and Enron, or (ii) by the Company, the Sturm Entities or Enron upon written notice to the others if the Closing shall not have occurred by January 16, 1998. Termination shall not affect any rights a party hereto may have by reason of any breach of this Agreement by another party prior to termination.

       m.  ADDITIONAL FEES.   In the event that (i) the Closing does not occur
on or before January 16, 1998 for any reason other than a breach of this Agreement by the Sturm Entities or Enron, and (ii) on or prior to June 30, 1998, the Company obtains debt and/or equity financing (either individually or in the aggregate) of at least $15,000,000, then the Company shall pay a fee of $500,000 to the Sturm Entities and $500,000 to Enron. Notwithstanding the foregoing, however, no such fee shall be payable in the event that all conditions to the Closing set forth in Sections 6 and 7 have been satisfied on or before January 16, 1998, other than (a) the condition regarding the financial advisor agreements in Section 6.p. hereof (unless the Sturm Entities and Enron have agreed to waive such condition) and (b) the conditions that this Agreement and the Other Transaction Documents be approved by the Managers of Spectra 3 or the Board of Directors of Enron. The parties acknowledge and agree that the determination of the damages suffered by Spectra 3 and Enron under such circumstances are difficult to calculate. The fees provided for by this Section 9.m. are intended to reflect the reasonable expectations of the parties with respect to such damages incurred by Spectra 3 and Enron, and not as a penalty.



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                                          21

The foregoing agreement is hereby executed as of the date first above written.


                                        "COMPANY"

                                        SPECTRANET INTERNATIONAL
                                        a California corporation



                                        By: /s/ Renney E. Senn
                                           ----------------------------------
                                           Renney E. Senn, President


                                        "PURCHASERS"


                                        ENRON CAPITAL & TRADE RESOURCES CORP.,
                                        a Delaware corporation
                                        If by mail:
                                        P.O. Box 1188
                                        Houston, Texas 77251-1188
                                        Attn:  Kevin Garland
                                        If by personal delivery:
                                        1400 Smith Street
                                        Houston, Texas 7702
                                        Attn:  Kevin Garland
                                        Telecopier: (713) 646-4043


                                        By: /s/ Stephen R. Horn
                                           ----------------------------------
                                        Title:  Vice President
                                              -------------------------------


                                        COLORADO SPECTRA 3, L.L.C., a Colorado
                                        limited liability company
                                        3033 East First Avenue, Suite 200
                                        Denver, Colorado 80206



                                        By: /s/ Donald L. Sturm
                                           ----------------------------------
                                           Donald L. Sturm, Manager


                                        "NOTEHOLDERS"

                                        John J. Barnard
                                        1717 E. Yalecrest Avenue
                                        Salt Lake City, Utah 84108

                                        /s/  John J. Barnard
                                        -------------------------------------
                                        John J. Barnard

                                        John H. Barnard
                                        908 E. So. Temple #7E
                                        Salt Lake City, Utah 84102


                                        /s/ John H. Barnard
                                        -------------------------------------
                                        John H. Barnard


                                        Mary Coldesina
                                        5025 So. Wander Lane
                                        Salt Lake City, Utah 84117


                                        /s/ Mary Coldesina
                                        -------------------------------------
                                        Mary Coldesina


                                        William Linden
                                        P.O. Box 55810
                                        Houston, Texas 77255-5810

                                        /s/ William Linden
                                        -------------------------------------
                                        William Linden


                                        H. David Lunger
                                        Acct 1 M
                                        102 Fairville Road
                                        Chadds Ford, Pennsylvania  19317-9401

                                        /s/ H. David Lunger
                                        -------------------------------------
                                        H. David Lunger

                                        Prof. Admin. Services
                                        3444 Camino Del Rio, #200
                                        San Diego, CA 92108

                                        By: /s/ Robert B. Kahn

                                            ---------------------------------
                                        Its:  President
                                            ---------------------------------


                                        Kristina Weller
                                        3614 Bayside Walk
                                        San Diego, California 92109

                                        /s/ Kristina Weller
                                        -------------------------------------
                                        Kristina Weller


                                        Donald S. Clurman
                                        455 Linden Street
                                        Laguna Beach, California 92651

                                        /s/ Donald S. Clurman
                                        -------------------------------------
                                        Donald S. Clurman


                                        Ken Kaplan
                                        401 Pinecrest Drive
                                        Laguna Beach, California 92651

                                        /s/ Ken Kaplan
                                        -------------------------------------
                                        Ken Kaplan (or authorized signatory)

                                        Howard Dixon (CNA Trust Corporation)
                                        3080 S. Bristol St., 2nd Floor
                                        Costa Mesa, California 92626

                                        /s/ Howard Dixon
                                        -------------------------------------
                                        Howard Dixon (or authorized signatory)